Exhibit 99.1

                 Unify Reports Second Quarter Fiscal 2006 Profit

    SACRAMENTO, Calif.--(BUSINESS WIRE)--Nov. 29, 2005--Unify Corp. (OTCBB:UNFY) today announced financial results for its second quarter of fiscal 2006 ended Oct. 31, 2005. For the quarter, Unify achieved a $5,000 profit, its first quarterly profit since the second quarter of fiscal 2004.
    Total revenues in the second quarter of fiscal 2006 were $2.7 million, a four percent decrease, compared to $2.8 million in the second quarter of fiscal 2005. Software licenses revenue was $1.2 million, an eight percent decrease, compared to $1.3 million for the same quarter last fiscal year. Net income was $5,000 or $0.00 earnings per basic and diluted share, compared to a net loss of $634,000 or $0.02 loss per share in the second quarter of fiscal 2005.
    For the first six months, total revenues were $5.4 million, a two percent decrease compared to $5.5 million for the comparable period last year. Year to date net loss was $107,000 or $0.00 loss per share, compared to a net loss of $1.1 million or $0.04 loss per share in six months ended last fiscal year.
    Unify ended the second quarter with total cash and cash equivalents of $3.2 million and stockholders' equity of $2.6 million.
    "While our second quarter revenue results were less than expected, we were pleased with our discipline on the expense side which enabled us to generate a profit for the quarter," said Todd Wille, president and CEO of Unify. "Going forward we are committed to strategically investing in those areas that will drive bookings and revenue growth for the Insurance Risk Management division and securing key technology partnerships for our Unify NXJ platform."
    "We were pleased with the industry recognition we receive with our NavRisk product," added Wille. "NavRisk was named a finalist in the industry-leading A.M. Best's E-Fusion Awards competition for underwriting solutions. This industry accolade adds validation to the momentum we're seeing with NavRisk with year-to-date bookings of $910,000 and tracking to reach our target of $2 million for the year."

    Conference Call

    Unify's quarterly conference call begins at 1:30 Pacific Time today and is open to all interested parties. Listeners should dial 800-683-1575 prior to the start of the conference call. The conference call will also be Webcast. Online listeners should visit www.unify.com prior to the start of the call for login information. A replay of the conference call will be available until Dec. 9, 2005 by dialing 877-519-4471 and entering the passcode 6700648.

    About Unify Corporation

    Unify provides business process automation solutions, including market leading applications for specialty markets within the alternative insurance risk management industries. Unify's solutions deliver a broad set of capabilities for automating business processes, integrating existing information systems and delivering collaborative information. Through its industry expertise and market leading technologies, Unify helps organizations drive business optimization, apply governance and increase customer service. Unify is headquartered in Sacramento, Calif., with offices in London and Paris, and a worldwide network of global distributors. Contact Unify at 916-928-6400 or visit www.unify.com.

    This press release contains "forward-looking statements" as that term is defined in Section 21E of the Securities Exchange Act of 1934 as amended. Forward looking statements are denoted by words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", and other variations of such words and similar expressions are intended to identify such forward-looking statements. These forward looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the Company's forward looking statements. Such risks and uncertainties include, but are not limited to general economic conditions in the insurance industry, computer and software industries, domestically and worldwide, the Company's ability to keep up with technological innovations in relation to its competitors, product defects or delays, developments in the Company's relationships with its customers, distributors and suppliers, changes in pricing policies of the Company or its competitors and the Company's ability to attract and retain employees in key positions. In addition, Unify's forward looking statements should be considered in the context of other risks and uncertainties discussed in the Company's SEC filings available for viewing on its web site at "Investor Relations," "SEC filings" or from the SEC at www.sec.gov.



                          UNIFY CORPORATION
                CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)

                                               October 31,  April 30,
                                                  2005        2005
                                               ----------- -----------
                                               (unaudited)  (audited)
                    ASSETS
Current assets:
  Cash and cash equivalents                     $   3,223   $   3,675
  Accounts receivable, net                          1,861       2,611
  Prepaid expenses & other current assets             406         656
  Contracts in progress                               205          --
                                               ----------- -----------
  Total current assets                              5,695       6,942

Property and equipment, net                           347         429
Other investments                                     214         214
Goodwill and intangible assets, net                 1,678       1,739
Other assets, net                                     190         166
                                               ----------- -----------
  Total assets                                  $   8,124   $   9,490
                                               =========== ===========

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                              $     418   $     739
  Short-term borrowings and current portion of
   long-term debt                                     800         166
  Other accrued liabilities                           705       1,336
  Accrued compensation and related expenses           608         721
  Deferred revenue                                  2,298       3,220
                                               ----------- -----------
  Total current liabilities                         4,829       6,182

Other long-term liabilities                           703         741

Commitments and contingencies                          --          --

Stockholders' equity:
  Common stock                                         29          28
  Additional paid-in capital                       63,766      63,588
  Accumulated other comprehensive income               26          73
  Accumulated deficit                             (61,229)    (61,122)
                                               ----------- -----------
  Total stockholders' equity                        2,592       2,567
                                               ----------- -----------
  Total liabilities and stockholders' equity    $   8,124   $   9,490
                                               =========== ===========


                          UNIFY CORPORATION
      UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)

                               Three Months Ended   Six Months Ended
                                   October 31,         October 31,
                               ------------------- -------------------
                                 2005      2004      2005      2004
                               --------- --------- --------- ---------
Revenues:
  Software licenses             $ 1,246   $ 1,301   $ 2,415   $ 2,465
  Services                        1,415     1,509     2,972     3,078
                               --------- --------- --------- ---------
    Total revenues                2,661     2,810     5,387     5,543
                               --------- --------- --------- ---------

Cost of Revenues:
  Software licenses                 121        85       260       168
  Services                          398       362       725       726
                               --------- --------- --------- ---------
    Total cost of revenues          519       447       985       894
                               --------- --------- --------- ---------
Gross profit                      2,142     2,363     4,402     4,649
                               --------- --------- --------- ---------

Operating Expenses:
  Product development               612       743     1,313     1,432
  Selling, general and
   administrative                 1,539     2,261     3,204     4,322
                               --------- --------- --------- ---------
    Total operating expenses      2,151     3,004     4,517     5,754
                               --------- --------- --------- ---------
  Loss from operations               (9)     (641)     (115)   (1,105)
Other income, net                    14        17         8         1
                               --------- --------- --------- ---------
  Income (loss) before income
   taxes                              5      (624)     (107)   (1,104)
Provision for income taxes           --        10        --         4
                               --------- --------- --------- ---------
  Net income (loss)             $     5   $  (634)  $  (107)  $(1,108)
                               ========= ========= ========= =========

Net income (loss) per share:
  Basic                         $  0.00   $ (0.02)  $  0.00   $ (0.04)
  Dilutive                      $  0.00   $ (0.02)  $  0.00   $ (0.04)

Shares used in computing net
 income (loss) per share:
  Basic                          28,851    27,629    28,736    27,576
  Dilutive                       29,218    27,629    28,736    27,576




    CONTACT: Unify Corporation
             Deb Thornton, 916-928-6379
             deb@unify.com